PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995
                     SAFE HARBOR COMPLIANCE STATEMENT FOR
                          FORWARD LOOKING STATEMENTS

MARKET RISKS AND OTHER BUSINESS FACTORS

In passing the Private Securities Litigation Reform Act of 1995 (the "Reform Act"), 15 U.S.C.A. Sections 77z 2 and 78u 5 (Supp. 1996), Congress encouraged public companies to make "forward looking statements" by creating a safe harbor to protect companies from securities law liability in connection with forward looking statements. HispanAmerica Corp. (the "Company") intends to qualify both its written and oral forward looking statements for protection under the Reform Act and any other similar safe harbor provisions.

"Forward looking statements" are defined by the Reform Act. Generally, forward looking statements include expressed expectations of future events and the assumptions on which the expressed expectations are based. All forward looking statements are inherently uncertain as they are based on various expectations and assumptions concerning future events and they are subject to numerous known and unknown risks and uncertainties which could cause actual events or results to differ materially from those projected. Due to those uncertainties and risks, the investment community is urged not to place undue reliance on written or oral forward looking statements of the Company. The Company undertakes no obligation to update or revise this Safe Harbor Compliance Statement for Forward Looking Statements (the "Safe Harbor Statement") to reflect future developments. In addition, the Company undertakes no obligation to update or revise forward looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.

The Company provides the following risk factor disclosure in connection with its continuing effort to qualify its written and oral forward looking statements for the safe harbor protection of the Reform Act and any other similar safe harbor provisions. Important factors currently known to management that could cause actual results to differ materially from those in forward looking statements include the disclosures incorporated herein by reference and set forth in "Risk Factors" of Form SB-2, filed on April 4, 2003 with the Securities and Exchange Commission ("SEC") and also include the following:


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The shares offered hereby are speculative and involve a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment.

Concurrently with the offering of 2,500,000 shares of Common Stock being made by our company, the potential resale of 2,436,000 shares by certain Selling Shareholders is being registered on this registration statement. However, approximately 1,443,896 of these shares are held by officers and directors and remain subject to being sold in compliance with Rule 144 of the Securities Act. In addition, approximately 992,104 shares are subject to being sold in accordance with twelve (12) month restrictive "bleed-out" agreements between certain shareholders and our company. The offering of 2,500,000 shares of Common Stock by our company shall commence promptly upon effectiveness of the registration statement and prior to quotation of the Company's stock on the OTC Bulletin Board or any other stock exchange.

Our Company Anticipates Continued Losses That May Greatly Impede Our Ability to Succeed.

We have conducted limited business to date and consequently have no significant operating history upon which an investor can evaluate our business. There can be no assurance that we will ever have any profits or that our activities will be successful. Such risks include, but are not limited to:

     (i)   an evolving and unpredictable business model;

     (ii)  management of growth;

     (iii) our ability to anticipate and adapt to a developing market and unforeseen changes; and

     (iv)  developments in our strategic partners' activities and direction.

To address these risks, we must, among other things, implement and successfully execute our business strategy, continue to develop and upgrade our product line, provide superior distribution service, respond to competitive developments, attract, retain and motivate qualified personnel and meet the expectations of our strategic partners. There can be no assurance that we will be successful in addressing such risks, and the failure to do so could have a material adverse effect on our business, prospects, financial condition and results of operations.

We anticipate that we will incur significant costs to fund our distribution costs, product development, strategic alliances and ongoing product marketing improvements. We could incur significant operating losses for at least the foreseeable future. To the extent that the expenses we incur do not result in revenue or appropriate increases in revenue, our business will not be successful and you could lose all of your investment.

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Our Securities May Be Improperly Valued Since We Do Not Have A Proven Business
Model And Have Not Engaged in Significant Business Activity.

We have no proven model for our business. Any discussions to date of projections or projected value have been for illustrative purposes only and are not reliable as indications of future value of our securities. Our business model is evolving and has recently changed dramatically, and we have not engaged in any significant business activity to date. Consequently, we have no reasonable basis for valuing the Securities.

The operating and financial information contained in our projected financial data have been prepared by management and reflect our current estimates of our future performance. The projected results are dependent on the successful implementation of management's growth strategies and are based on assumptions and events over which we have only partial or no control. The assumptions underlying such projected information require the exercise of judgment, and the forecasts are subject to uncertainty due to the effects that economic, business, competitive, legislative, political or other changes might have on future events. Changes in the facts or circumstances underlying such assumptions could materially affect the forecasts. To the extent that assumed events do not materialize, actual results might vary substantially from the projected results. As a result, we might not achieve the operating or financial results set forth in our financial forecasts.

Our Ability to Operate May be limited Since We Rely on a Line of Credit for Our Operations That May Not Continue.

We depend upon a line of credit from a commercial lender that is guaranteed by our company. We have no assurance that such lender will continue to provide the line of credit. Loss of the line of credit would have a material adverse effect on our company.

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Our Ability to Operate May be Limited Since We Currently Rely Upon the Sale of
Equity Interests in Addition to Revenue to Finance Our Business Operations.

Though our company has generated cash flow from the sale of products, we have also historically relied upon sales of equity and loans to finance our operations as an early stage growth company. Such equity sales and debt issuances dilute the ownership of other equity owners. Moreover, if we are unable to sell additional equity interests, we may be unable to pay our operating expenses and debts.

We May Have Difficulty Supporting the Price of Our Securities Since We Have and Will Experience Fluctuations of Quarterly Operating Results.

Quarterly variations in our revenues and operating results are effected by many factors, including:

-  the timing and magnitude of sales;
- variations in the margins of sales performed during any particular quarter;
-  the timing and volume of work under new agreements;
-  the termination of existing agreements;
-  costs we incur to support growth internally or otherwise;
-  the change in mix of our customers, contracts and business;
-  regional and general economic conditions;
-  seasonal fluctuations;
-  safety concerns; and
-  changes in government regulation.

Due to these factors, quarterly revenues, expenses and results of operations could vary significantly in the future. You should take these factors into account when evaluating past periods, and, because of the potential variability due to these factors, you should not rely upon results of past periods as an indication of our future performance. In addition, the long-term viability of our business could be negatively impacted if there were a downward trend in these factors. Because our operating results may vary significantly from quarter-to-quarter based upon the factors described above, results may not meet the expectations of securities analysts and investors, and this could


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cause the price of your Securities to decline significantly.

We Have Substantial Competition That May Impede Our Ability to Successfully Grow Our Business and Establish Our Company as a Going Concern.

The apparel and consumer goods industry in which we operate is highly competitive. Some of our principal competitors in certain business lines are substantially larger and better capitalized. Because of these resources, these companies may be better able to obtain new clients and to pursue new business opportunities or to survive periods of industry consolidation.

The Company is Faced With Evolving Industry Standards and Rapid Technological Changes That May Negatively Impact Our Operations.

Our success will depend in part upon our continued ability to enhance our existing products, to introduce new products quickly and cost effectively to meet evolving customer needs, to achieve market acceptance for new product offerings and to respond to emerging industry standards and other manufacturing changes. There can be no assurance that we will be able to respond effectively to changes or new industry standards. Moreover, there can be no assurance that our competitors will not develop competitive products, or that any such competitive products will not have an adverse effect upon our operating results.

Moreover, management intends to continue to implement "best practices" and other established process improvements in our operations going forward. There can be no assurance that we will be successful in refining, enhancing and developing our operating strategies and systems going forward, that the costs associated with refining, enhancing and developing such strategies and systems will not increase significantly in future periods or that our products will not become obsolete as a result of ongoing consumer demand developments in the marketplace.

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There May be Adverse Risks Associated With Our Trademarks and Proprietary
Information That May Seriously Impact Our Ability to Operate.

Our company has received a trademark in the United States for the name "Generacion Latina" and "GL". This trademark has been issued to Generacion Latina, Inc. We will be filing for a trademark with the United States Patent and Trademark Office for "HispanAmerica." There can be no assurance as to the breadth or degree of protection which existing or future trademarks, if any, may afford us, that any trademark applications will result in issued trademarks, that our trademarks will be upheld, if challenged, or that competitors will not develop similar or superior methods or products outside the protection of any patent issued to our company. Although we believe that our potential patent and trademarks and products do not and will not infringe patents or trademarks or violate the proprietary rights of others, it is possible that our existing patent or trademark rights may not be valid or that infringement of existing or future patents, trademarks or proprietary rights may occur. Any of the foregoing could have a material adverse effect upon our company. In addition, there can be no assurance that we will have the financial or other resources necessary to enforce or defend a patent or trademark infringement or proprietary rights violation action which may be brought against us. Moreover, if our products infringe patents, trademarks or proprietary rights of others, we could, under certain circumstances, become liable for damages, which also could have a material adverse effect on our company.

Present Control by Our Senior Management, Officers and Directors May Impede a Change in Control of the Company That Could Ultimately Maximize Shareholders' Equity.

Assuming all of the shares are purchased in the Offering, our senior management, officers and directors will beneficially own approximately 61 % of the outstanding shares on a fully diluted basis. As a result, such persons may have the ability to control our company and direct our affairs and business. Such concentration of ownership may also have the effect of delaying, deferring or preventing change in control of our company.

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Issuance of Preferred Stock May Adversely Affect Stockholders or Delay or
Prevent Corporate Take-over That Could Ultimately be in the Best Interests of Shareholders as a Whole.

Preferred stock may be issued by our company from time-to-time in one or more series. Our Board of Directors is authorized to determine the rights, preferences, privileges and restrictions granted to and imposed upon any unissued series of Preferred Stock and the designation of any such stock, without any vote or action by our stockholders. Our Board of Directors may authorize and issue preferred stock with voting power or other rights that could adversely affect the voting power or other rights of the holders of Common Stock and Preferred Stock. In addition, the issuance of additional series of preferred stock could have the effect of delaying, deferring or preventing a change in control of our company, because the terms of such preferred stock could potentially prohibit our consummation of any merger, reorganization, sale of substantially all of our assets, liquidation or other extraordinary corporate transaction without the approval of the holders of the outstanding shares of the additional series of preferred stock.

Our Company Provides for the Indemnification of Officers and Directors That Could Result in Substantial Expenditures That We Will be Unable to Recoup.

Our Articles of Incorporation provide for the indemnification of our directors, officers, employees, and agents, under certain circumstances, against attorney's fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on behalf of our company. We will also bear the expenses of such litigation for any of our directors, officers, employees, or agents, upon such person's promise to repay our company if it is ultimately determined that any such person shall not have been entitled to indemnification. This indemnification policy could result in substantial expenditures by our company that we will be unable to recoup.

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                         RISKS RELATING TO THIS OFFERING

Our Company May Have to Sell Our Securities at a Lower Price Than the Arbitrary $5.00 Per Share Offering Price in This Offering Thus Potentially Incurring Immediate Losses for Our Shareholders Purchasing Shares in This Offering.

We have arbitrarily set the per share offering price in this Offering. The per share offering price has no relationship to actual value of the securities offered in this Offering. In order to execute our business plan, we will need to raise substantial additional capital. Most likely, we will attempt to sell our equity securities to raise additional capital. In order to sell additional equity securities, we may have to offer such securities at a price below the per share price you are being offered. Furthermore, if we engage a placement agent or underwriter in the future, the offering price in future financings will be determined, in large part, by such placement agent or underwriter. The negotiations between our company and a placement agent or underwriter in the future financings may dictate that we sell equity securities at substantially lower prices than the offering price in this Offering.

There is No Trading Market To Date and a Potential Volatile Stock Price for Our Company That May Negatively Impact the Liquidity of Your Investment.

There has been no market for our Securities, and there can be no assurance that an active trading market will develop or be sustained. If a public market for our stock does develop in the future, the market price of the shares is likely to be highly volatile and may be significantly affected by factors such as fluctuations in our operating results, announcements of manufacturing innovations or new products and/or services by our company or its competitors, governmental regulatory action, developments with respect to patents or proprietary rights and general market conditions. In addition, the stock market has from time-to-time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies.

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Selling Shareholders May Negatively Impact our Company's Ability to Raise the
Minimum Amount of Funds Needed for Our Next 12 Months of Operations.

While the Selling Shareholders may sell initially at a specified fixed price of $5.00 per share, Selling Shareholders with more than 1,000 shares are subject to a twelve (12) month restrictive "bleed-out" agreement whereby they may only sell approximately twenty-five percent (25%) of their respective shares, during each successive quarter, from the initial date our shares are quoted on the OTC Bulletin Board or other nationally recognized exchange.
The Selling Shareholders will be able to sell at prevailing market prices or privately negotiated prices. These prevailing market prices or privately negotiated prices Selling Shareholders may be significantly lower than the fixed price of $5.00 per share at which our company is conducting its offering. The fact that shares may be available at prices under the fixed price of our company's offering may adversely affect our offering.

There is a significant risk that, as a result of competition against Selling Shareholders that our company may not be able to raise at least the $1,000,000 net of expenses Management believes it needs to continue operations for the next 12 months and could have a material adverse effect on our company.

Required Regulatory Disclosure Relating to Low-priced Stocks May Negatively Impact Liquidity in Our Common Stock.

While the initial offering price is approximately $5.00, there may be downward pressure due to lack of demand for our company's stock or from the Selling Shareholders. Should the trading price of the common stock drop to less than US$5.00 per share, trading in the common stock in the US secondary market would be subject to certain rules promulgated under the Securities Exchange Act of 1934, which rules require additional disclosure by broker-dealers in connection with any trades involving a stock defined as a "penny stock" (generally, any non-NASDAQ equity security that has a market price of less than US$5.00 per share, subject to certain exceptions).

Such rules require the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith, and impose various sales practice requirements on broker-dealers who

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sell penny stocks to persons other than established customers and accredited investors. For these types of transactions, the broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transactions prior to sale.

The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our common stock, which could severely limit the market liquidity and the ability of stockholders to sell the common stock in the US secondary market.

Current Prospectus and State Blue Sky Requirements May Impede Our Ability to Offer Common Stock in Certain Jurisdictions.

Currently, our stock is not registered for sale in any state. Upon approval from a state securities authority to commence trading in a specific state, our company will file a post-effective amendment to its Prospectus in accordance with its obligations under applicable securities law. We will be able to issue shares of its common stock only if there is then a current prospectus relating to such common stock and only if such common stock is qualified for sale or exempt from qualification under applicable state securities laws of the jurisdictions in which the various holders of the common stock reside. We have undertaken and intend to file and keep current a prospectus that will permit the purchase and sale of the common stock, but there can be no assurance that we will be able to do so.

Although we intend to seek to qualify for sale the shares of common stock in those states in which the securities are to be offered, no assurance can be given that such qualification will occur. The common stock may be deprived of any value and the market for such shares may be limited if a current prospectus covering the common stock is not kept effective or if such common stock is not qualified or exempt from qualification in the jurisdictions in which the holders then reside.

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                           FORWARD-LOOKING INFORMATION

This prospectus contains certain forward-looking statements within the meaning of the federal securities laws. When used in our documents or in any oral presentation, statements which are not historical in nature, including the words "anticipate," "estimate," "should," "expect," "believe," "intend," and similar expressions are intended to identify forward-looking statements. They also include statements containing a projection of revenues, earnings (loss), capital expenditures, dividends, capital structure or other financial terms. Certain statements regarding the following particularly are forward-looking in nature:

     -    our business strategy;

     -    our management capabilities;

     -    projected acquisitions or joint ventures; and

     -    projected capital expenditures.

The forward-looking statements in this prospectus are based on our management's beliefs, assumptions, and expectations of our future economic performance, taking into account the information currently available to them. These statements are not statements of historical fact. Forward-looking statements involve risks and uncertainties, some of which are not currently known to us, that may cause our actual results, performance or financial condition to be materially different from the expectations of future results, performance or financial position to differ materially from expectations are:


     - general volatility of the capital markets and the market price of our shares;

     - changes in the interest rates or the general economy of the markets in which we operate;

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     -    our ability to identify and complete acquisitions and successfully integrate the businesses we acquire;

     - disruption in the economic and financial conditions primarily from the impact of recent terrorist attacks in the United States, threats of future attacks, police and military activities overseas and other disruptive worldwide political events;

     -    changes in the demand for our services;

     -    the degree and nature of our competition; and

     - the other factors referenced in this prospectus, including, without limitation, under the "Risk Factors" section.

We provide these disclosures in connection with our continuing effort to qualify our written and oral forward looking statements for the safe harbor protection of the Litigation Reform Act and any other similar safe harbor provisions. However, the Litigation Reform Act safe harbor does not apply to initial public offerings.

We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties, and assumptions, the forward-looking events discussed in this prospectus might not occur, we qualify any and all of our forward-looking statements entirely by these cautionary factors.